Exhibit 99.1

ESSEX RENTAL CORP. ANNOUNCES MANAGEMENT CHANGES

New Chief Operating Officer and Chief Financial Officer Announced

BUFFALO GROVE, IL – June 3, 2013 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the “Company”) today announced senior management changes.

The Company announced the appointment of Nicholas Matthews to the newly created position of Chief Operating Officer (“COO”). Mr. Matthews brings approximately 20 years of experience including business and operational leadership to his role as Essex’s new COO. Prior to joining the Company, he served as Vice President and Group Executive for Railcar Operations at GATX, a global leader in railcar leasing. Prior to GATX, he held a variety of operational roles at FreightCar America and Trinity Industries.

Ronald Schad, Essex’s President and Chief Executive Officer commented on the addition, “We are very pleased to add an executive with Nick's level of experience to our senior management team. In this newly created role, Nick will be primarily focused on refining our existing performance metrics to enhance our profitability, monitoring fleet data to optimize our asset utilization and growing our parts and service business lines.”

Additionally, the Company announced the resignation of Marty Kroll, Essex’s Senior Vice President and Chief Financial Officer. Mr. Kroll has decided to pursue other opportunities and has agreed to support the Company through a transitional period. Mr. Schad stated, “Marty has made a meaningful contribution to our finance department during his tenure at Essex and leaves us with a strong framework to support the Company’s future growth. We wish him well in his future endeavors and thank him for his service to the Company.”

Kory Glen, the Director of Finance at Essex for the last four years has been named the new Chief Financial Officer. Mr. Schad continued, “Kory has been intimately involved in all facets of our finance department, including the integration of the Coast Crane acquisition. I am confident that he and the rest of our finance and accounting team will make this a smooth transition.”

Mr. Schad concluded, “We remain pleased with the gradual recovery in our end markets, which on both a sequential and quarter over quarter basis is continuing in the second quarter of 2013. Our management team is focused on improving our current operations and we believe Essex is well positioned to capitalize on accretive growth opportunities that will enhance shareholder value. The addition of Nick as COO and the continuity that Kory will provide in the finance area will strengthen our management depth to capitalize on these opportunities in the near and medium term.”

About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexcrane.com

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